Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of AquaBounty Technologies, Inc. filed pursuant to Rule
462(b) of the Securities Act of 1933 of our report dated March 10, 2020, relating to our audit of the consolidated financial statements of AquaBounty Technologies, Inc. appearing in the Annual Report on Form 10-K of AquaBounty Technologies, Inc. for the year ended December 31, 2019.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus that is a part of this Registration Statement.

/s/ Wolf & Company, P.C.
Wolf & Company, P.C. Boston, Massachusetts December 10, 2020